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                                                                     Exhibit 5.1

                                 REED SMITH LLP
                               1650 Market Street
                        Philadelphia, Pennsylvania 19103

                                                                   June 27, 2002


Penn-America Group, Inc.
420 S. York Road
Hatboro, PA 19040

Ladies and Gentlemen:

         This opinion is furnished to you in connection with your Registration Statement on Form S-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act") of up to 4,600,000 shares of common stock, par value $.01 per share (the "Common Stock") of Penn-America Group, Inc., a Pennsylvania corporation (the "Company"), 600,000 of such shares have been reserved for issuance under an over-allotment option granted to the underwriters of the offering.

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including (i) the Articles of Incorporation of the Company; (ii) the Bylaws of the Company; and (iii) resolutions adopted by the Board of Directors of the Company.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to all original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

         This opinion is limited to the laws of the Commonwealth of Pennsylvania and the federal laws of the United States of America.

         Subject to the limitations set forth herein, we are of the opinion that when the Common Stock is issued in accordance with the terms set forth in the Registration Statement, the Common Stock will be validly issued, fully paid and non-assessable.

         It is understood that this opinion is to be used only in connection with the issuance of the Common Stock while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing

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statutes,  rules,  regulations  and  judicial  decisions,  and we  disclaim  any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601 (b) (5) of Regulation S-K under the Securities Act, and to the use of our name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                            Very truly yours,



                                            /s/ REED SMITH LLP



MBP/SCR//CEE





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